UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2018
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316)425-1410
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, the Board of Directors (the “Board”) of CURO Group Holdings Corp. (the “Company”) announced the appointment of David M. Kirchheimer effective December 3, 2018 to a newly-created position on the Board as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2021. Mr. Kirchheimer will serve as a member of the Audit Committee and the Compensation Committee. The Board has determined that Mr. Kirchheimer satisfies the director independence requirements of the New York Stock Exchange and is financially literate under New York Stock Exchange Listing Standards for purposes of his service on the Audit Committee.

In connection with his appointment to the Board, Mr. Kirchheimer received an award of 3,709 restricted stock units, representing the right to receive that number of shares of the Company’s common stock determined by dividing $50,000 by the closing price of the Company’s common stock (rounded down to the nearest whole share) as reported on the New York Stock Exchange on the date of Mr. Kirchheimer’s appointment to the Board, to vest at the Company’s annual meeting of stockholders to be held in 2019, subject to Mr. Kirchheimer’s continued service on the Board through such date. Mr. Kirchheimer also will be entitled to receive future equity grants that may be made to non-employee directors. In addition, Mr. Kirchheimer will receive the standard non-management director compensation (pro-rated for his service in 2018), which is described in the section entitled “Director Compensation” in our definitive proxy statement for the 2018 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 4, 2018, which description is incorporated by reference herein. We have entered into an indemnification agreement with Mr. Kirchheimer on our standard form for directors filed as Exhibit 10.31 to the Registration Statement on Form S-1 (Amendment No. 1) filed with the SEC on November 1, 2017.

There is no arrangement or understanding between Mr. Kirchheimer and any other person pursuant to which Mr. Kirchheimer was selected as a director. There are no transactions involving Mr. Kirchheimer or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Mr. Kirchheimer on December 4, 2018, which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On December 4, 2018, we issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

In connection with the appointment of Mr. Kirchheimer to the Board as described above in Item 5.02, the Company has changed the composition of its committees. All members listed below meet the independence requirements applicable to directors and the committees under SEC rules and New York Stock Exchange Listing Standards.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Dale Williams, Chairperson	Andrew Frawley, Chairperson	Chris Masto, Chairperson
Andrew Frawley	David M. Kirchheimer	Karen Winterhof
David M. Kirchheimer	Chris Masto	Dale Williams
Karen Winterhof

ITEM 9.01 Financial Statements and Exhibits.

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 4, 2018

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of December, 2018.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer